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                                                                    Exhibit 10.2

                                     FORM OF
                           UNITED STATES OIL FUND, LP
                            MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the "Agreement") made as of ________________, 2005, by and between United States Oil Fund, LP, a Delaware limited partnership (the "Fund"), Victoria Bay Asset Management, LLC, a Delaware limited liability company, as General Partner of the Fund (the "General Partner") and ALPS Mutual Fund Services, Inc., a Colorado corporation [, or its registered broker-dealer affiliate] (the "Marketing Agent").

                              W I T N E S S E T H :

WHEREAS, the Fund is governed by the Limited Partnership Agreement dated ___________ (the "Partnership Agreement") between the General Partner and the limited partners of the Fund;

WHEREAS, the General Partner, on behalf of the Fund, has filed with the U.S. Securities and Exchange Commission (the "Commission" or "SEC") a registration statement on Form S-1 (Registration No. 333-124950) and amendments thereto, including as part thereof a prospectus, under the Securities Act of 1933, as amended (the "1933 Act"), the forms of which have heretofore been delivered to the Marketing Agent;

WHEREAS, as described in the Fund's prospectus (the "Prospectus") and the authorized purchaser agreements to be entered into by the General Partner and certain broker dealers from time to time including the agreement with Bear Wagner Specialists, LLC dated ______________, 2005, in the form attached hereto as Exhibit A (each such agreement, an "Authorized Purchaser Agreement"), units of fractional undivided beneficial interest in and ownership of the limited partnership (the "Units") may be created or redeemed by the Authorized Purchaser in aggregations of one hundred thousand (100,000) Units (each aggregation, a "Creation Basket" or "Redemption Basket," respectively; collectively, "Baskets");

WHEREAS, pursuant to the Partnership Agreement, the General Partner wishes to retain the Marketing Agent to provide certain assistance with respect to the marketing of the Units and in connection with the creation or redemption of the Baskets;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the General Partner and the Marketing Agent hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

1.1 Definitions. In addition to the other terms which are defined in this Agreement, the following terms shall have the following meanings assigned to them. All other capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Partnership Agreement.

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
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      "Authorized Purchaser" means the broker-dealer who enters into an
Authorized Purchaser Agreement with the General Partner, including the initial Authorized Purchaser, Bear Wagner Specialists, LLC.

      "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open or the New York Stock Exchange, Inc. is not open for trading.

      "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "ETF" means (i) an open-ended trust, (ii) a unit investment trust, (iii) a mutual fund, (iv) a collective investment scheme or (v) any other investment company or pooled, collective or commingled investment vehicle that has the following characteristics: (a) the Units, units or similar interests therein are or will be listed and traded on an exchange or other secondary market or crossing facility, and (b) for which creation and/or redemption of Units is effected (1) in large aggregations (referred to as "baskets" or "blocks") only,
(2) by authorized purchasers, (3) through the transfer of the requisite amount and composition of the underlying assets, including, without limitation, assets such as oil or other commodities (also known as in-kind creation and redemption).

      "Governmental Entity" means any supranational, national, state, local, foreign, political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.

      "Law" means any law, statute, treaty, rule, directive, regulation or guideline or Order of any Governmental Entity.

      "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof).

      "Preliminary Prospectus" means the preliminary prospectus dated ______, 2005 relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units.

      "Prospectus" means, except when otherwise specified, the prospectus, in the form filed by the General Partner on behalf of the Fund with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective.
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      "Representative" means officers, directors, employees, agents, attorneys, accountants and financial advisors of a Person, as the case may be.

      "Registration Statement" means, except when otherwise specified, the Fund's registration statement on Form S-1 (File No. 333-124950) filed by the General Partner with the Commission as amended when it becomes effective under the 1933 Act, including all documents filed as a part thereof.

                                    SECTION 2
                         REPRESENTATIONS AND WARRANTIES
                             OF THE GENERAL PARTNER

2.1 Representations and Warranties of the General Partner. The General Partner, on its own behalf and in its capacity as General Partner of the Fund, represents and warrants to, and agrees with, the Marketing Agent that:

      (a) At the time of purchase of a Creation Basket by an Authorized Purchaser under the Authorized Purchaser Agreement, the Registration Statement shall have become effective and no stop order of the SEC with respect thereto has been issued and no proceedings for such purpose has been instituted or, to the General Partner's knowledge after due inquiry, is contemplated by the SEC; any Preliminary Prospectus provided to prospective investors, at the time of filing thereof, complied in all material respects to the requirements of the 1933 Act and the last Prospectus distributed in connection with the offering of the Units purchased by the Authorized Purchaser did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies and will comply when it becomes effective and at the time of purchase of a Creation Basket by an Authorized Purchaser, in all material respects with the requirements of the 1933 Act and the Prospectus will comply, as of its date and at the time of purchase of a Creation Basket by an Authorized Purchaser, in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement does not and will not when it becomes effective and at the time of purchase of a Creation Basket by an Authorized Purchaser contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase of the Creation Baskets by the Authorized Purchaser, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the General Partner makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Marketing Agent and furnished in writing by or on behalf of the Marketing Agent to the General
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            Partner expressly for use in the Registration Statement or such
            Prospectus; and the General Partner has not distributed nor will distribute any offering material in connection with the offering or creation of the Baskets by the Authorized Purchaser other than any Preliminary Prospectus provided to prospective investors, the Registration Statement or the Prospectus;

      (b) as of the date of this Agreement, and as of the time of purchase of a Creation Basket by an Authorized Purchaser, respectively, the statement of financial position as set forth in the section of the Registration Statement and the Prospectus entitled "Financial Condition of the Fund" accurately reflects the financial condition of the Fund as of the date specified in such statement of financial position;

      (c) at the time of purchase of a Creation Basket by an Authorized Purchaser, the Fund has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus;

      (d) the General Partner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

      (e) each of the Fund and the General Partner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

      (f) at the time of purchase of a Creation Basket by an Authorized Purchaser, the Units in a Creation Basket will have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

      (g) at the time of purchase of a Creation Basket by an Authorized Purchaser, the Units will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders, except as set forth in the Partnership Agreement as in effect at that time;

      (h) this Agreement has been duly authorized, executed and delivered by the General Partner and constitutes the valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with its terms;

      (i) the General Partner is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement
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            or instrument to which the General Partner is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Units in Creation Baskets to the Authorized Purchaser and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the General Partner, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner is a party or by which, respectively, the General Partner or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the General Partner;

      (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units other than registration of the Units under the 1933 Act and the registration of the General Partner as Commodity Pool Operator with the National Futures Association ("NFA") under the Commodities Exchange Act ("CEA") and the filing of the Prospectus with the NFA, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or any requirements for listing under the rules and regulations of the American Stock Exchange ("AMEX");

      (k)   except as set forth in the Registration Statement and the Prospectus
            (i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses
            (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the General Partner on behalf of the Fund or the Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such units or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;

      (l) the General Partner has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the General Partner is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the General Partner;
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      (m)   all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

      (n) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the General Partner's knowledge after due inquiry, contemplated to which the General Partner, or (to the extent that is or could be material in the context of the offering and sale of the Baskets to the Authorized Purchaser) any of the General Partner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

      (o) Eisner, LLC, whose report on the audited financial statements of the Fund is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

      (p) the audited financial statement included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

      (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and prior to the purchase by the Authorized Purchaser of the Baskets, there has not been (i) any material adverse change, (ii) any transaction which is material to the General Partner or the Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the General Partner, which is material to the Fund, (iv) any change in the outstanding indebtedness of the General Partner or the Fund or (v) any dividend or distribution of any kind declared, paid or made on the Units;

      (r) the Fund is not and, after giving effect to the offering and sale of the Baskets, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (s) except as set forth in the Registration Statement and the Prospectus, the General Partner and the Fund own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property"); (i) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the General Partner or the Fund, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the General Partner or the Fund; (ii) to the knowledge of the General Partner or the Fund, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the General Partner's or the Fund's rights in or to any Intellectual Property, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property; (v) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others that the General Partner or the Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim;
            (vi) to the knowledge of the General Partner or the Fund, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the knowledge of the General Partner or the Fund, there is no prior art that may render any patent application licensed to the General Partner unpatentable;

      (t) all tax returns required to be filed by the General Partner have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Fund as of the date of this Agreement;

      (u) the General Partner has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the General Partner or any other party to any such contract or agreement;

      (v) on behalf of the Fund, the General Partner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act of 1934, as amended (the "Exchange Act"), giving effect to the rules and regulations, and SEC staff interpretations thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Fund, is made known to the General Partner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Fund, the General Partner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Fund's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Fund's internal controls; any material weaknesses in internal Controls have been identified for the Fund's auditors;

      (w) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the General Partner believes to be reliable and accurate, and the General Partner has obtained the written consent to the use of such data from such sources to the extent required; and

      (x) neither the General Partner, nor any of the General Partner's directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units; and to the General Partner's knowledge after due inquiry, there are no affiliations or associations between any member of the AMEX and any of the General Partner's officers, directors or 5% or greater securityholders, except as may be set forth in the Registration Statement and the Prospectus.

              In addition, any certificate signed by any officer of the General Partner and delivered to the Marketing Agent or counsel for the Marketing Agent in connection with the offering of the Units shall be deemed to be a representation and warranty by the General Partner as to matters covered thereby, to the Marketing Agent.

                                    SECTION 3
                     REPRESENTATIONS OF THE MARKETING AGENT

The Marketing Agent represents and warrants and covenants the following:

3.1. The Marketing Agent (a) is either (i) is registered as a broker-dealer under the Exchange Act, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and (b) has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws including but not limited to federal securities and commodities laws), the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member) and, to the extent applicable, the rules and regulations of the NFA, and is solely responsible for determining the application of any such laws or regulations in all cases at its own expense. The Marketing Agent will not directly or indirectly offer, sell or deliver Baskets in or from any state or jurisdiction where they may not lawfully be offered, sold and/or delivered;

 3.2. If the Marketing Agent is offering or selling Units in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 3.1 above, the Marketing Agent will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made,
(ii) comply with the full disclosure requirements of the 1933 Act, and the rules and regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the NASD Conduct Rules;

3.3. The Marketing Agent is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "Patriot Act") Act of 2001, and the regulations promulgated thereunder, if the Marketing Agent is subject to the requirements of the Patriot Act;

3.4. The Marketing Agent agrees to comply with the prospectus delivery and disclosure requirements of the 1933 Act, as well as the disclosure delivery requirements under the CEA;

3.5. The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

3.6. This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes the valid and binding obligations of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

                                    SECTION 4
               EXCLUSIVE MARKETING AGENT AND STRUCTURE OF THE FUND

4.1 Appointment. The General Partner hereby appoints the Marketing Agent as the exclusive marketing agent for Units on the terms and for the periods set forth in this Agreement, and as set forth in the Authorized Purchaser Agreements as may be entered into from time to time. The Marketing Agent hereby accepts such appointment and agrees to act in such capacity hereunder.

4.2 Name of the Fund; License. For the term of this Agreement, the General Partner shall cause the name of the Fund to be "United States Oil Fund, L.P."

4.3 Marketing Agent Fee. The Marketing Agent shall be paid by the General Partner for the services of the Marketing Agent and its Affiliates as marketing agent to the Fund hereunder, a fee for its services hereunder, calculated daily and payable monthly, as follows:

      Minimum fee of $425,000 per annum plus an incentive fee as follows:

            -     Zero basis points on Fund assets from $0 - $500 million

            -     4 basis points on Fund assets from $500 million - $4 billion

            -     3 basis points on Fund assets in excess of $4 billion

The Marketing Agent will provide an annual marketing budget equal to 33% of the incentive fee for purposes of marketing the Fund's Units. The above fees do not include the following expenses, which will be billed back to the General
Partner: cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

4.4 Expenses. Except as otherwise expressly provided in this Agreement or agreed to in writing by the parties, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby (including, without limitation, the legal, accounting and due diligence fees, costs and expenses incurred by such party).

                                    SECTION 4
                        COVENANTS OF THE GENERAL PARTNER

5.1 Certain Covenants of the General Partner. The General Partner, on its own behalf and in its capacity as General Partner of the Fund, covenants and agrees:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states and foreign jurisdictions as the Marketing Agent may reasonably designate and to maintain such qualifications in effect so long as the Marketing Agent may request during the term of this Agreement; provided that the Fund shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Marketing Agent of the receipt by the General Partner or the Fund of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

      (b) to take all necessary action to register the Units under the 1933 Act, as amended in order to sell the initial Creation Baskets and take, from time to time, such steps, including payment of the related filing fees, as may be necessary to register additional Units under the 1933 Act to the end that all Units sold in additional Creation Baskets will be properly registered under the 1933 Act and to keep the Registration Statement effective and current during the term of this Agreement;

      (c) to make available to the Marketing Agent, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Marketing Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if any amendments or supplements have been made thereto after the effective date of the Registration Statement) as the Marketing Agent may request for the purposes contemplated by the 1933 Act;

      (d) to advise the Marketing Agent promptly and, if requested by the Marketing Agent, to confirm such advice in writing when the Registration Statement and any post-effective amendment thereto has become effective, and upon receipt of request from the Marketing Agent therefore, to file a post-effective amendment removing any reference to the Marketing Agent thereunder;

      (e) to prepare, at the expense of the Fund, such amendments or supplements to the Registration Statement or the Prospectus and to file such amendments or supplements with the Commission, when and as required, by the 1933 Act, the Exchange Act, and the rules and regulations of the Commission thereunder, including if requested by the Marketing Agent; to advise the Marketing Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide the Marketing Agent and the Marketing Agent's counsel copies of any such documents for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing; and to advise the Marketing Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;

      (f) to file promptly all reports and any information statement required to be filed by the Fund with the Commission in order to comply with the Exchange Act and the CEA subsequent to the date of the Prospectus and for so long as the term of this Agreement; and to provide the Marketing Agent and the Marketing Agent's counsel with a copy of such reports and statements and other documents to be filed by the Fund pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings under Rule 12b-25) and under 17 C.F.R. Section
            4.22 during such period for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing;

      (g) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the 1933 Act;

      (h) to advise the Marketing Agent promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that such Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4.1(d) hereof, to prepare and furnish, at the expense of the Fund, to the Marketing Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

      (i) to furnish to the Fund's unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income and cash flow of the Fund for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

      (j) to furnish to the Marketing Agent a copy the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

      (k) to (1) furnish to the Marketing Agent promptly during the term of this Agreement (i) copies of any reports, proxy statements, or other communications which are sent to the Fund's unitholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with AMEX, (iv) copies of documents or reports filed with the NFA and with the Commodity Futures Trading Commission, and (v) such other information as the Marketing Agent may reasonably request regarding the Fund; and (2) make available for inspection by the Marketing Agent, its attorneys, accountants and other advisors or agents, all financial and other records, pertinent corporate documents and properties, and cause the officers, directors and employees of the General Partner and independent accountants to supply all information reasonably requested by the Marketing Agent, its attorneys, accounts and other advisors and agents;

      (l)   to use its best efforts to cause the Units to be listed on the AMEX;

      (m) to furnish to the Marketing Agent (i) at the time of the purchase of a Basket by an Authorized Purchaser, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, and (iii) at such other times as the Marketing Agent reasonably requests, an opinion of Sutherland, Asbill & Brennan LLP counsel for the General Partner, addressed to the Marketing Agent and substantially in the form attached hereto as Exhibit B;

      (n) to cause Eisner, LLC to deliver to the Marketing Agent (i) at the time of the effectiveness of the purchase of the Baskets by the Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (B) a new Registration Statement is filed to register additional Units in reliance on Rule 429, and there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Marketing Agent, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

      (o) to deliver to the Marketing Agent (i) at the time of the effectiveness of the purchase of a Creation Basket by an Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the
            (i) at the time of the effectiveness of the purchase of a Basket by an Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended files any report, statement or other document pursuant to

            Section 13, 14 or 15(d) of the Exchange Act (excluding filings required by Rule 12b-25), and (iv) at such other times as the Marketing Agent reasonably requests, an officer's certificate in the form attached as Exhibit D hereto;

      (p) to furnish to the Marketing Agent (i) at the time of the effectiveness of the purchase of a Creation Basket by an Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Fund files any report, statement or other document pursuant to
            Section 13, 14 or 15(d) of the Exchange Act (excluding filings required by Rule 12b-25), and (iv) at such other times as the Marketing Agent reasonably requests, such other documents and certificates as of such dates as the Marketing Agent may reasonably request; and

      (q) to cause the Fund to file a post-effective amendment to the Registration Statement [NO LESS FREQUENTLY THAN ONCE PER CALENDAR QUARTER] on or about the same time that the Fund files a quarterly or annual report pursuant to Section 13 or 15(d) of the Exchange Act (including the information contained in such report), until such time as the Fund's reports filed pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in the Registration Statement.

      For the purposes of this Section 4.1, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to and including the date as of which the relevant representation is made, and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to and including the date as of which the relevant covenant is made.

                                    SECTION 5
                           MARKETING PLAN DEVELOPMENT
                          AND MARKETING AGENT COVENANTS

5.1 Pre-Launch Development.

      (a) The General Partner and the Marketing Agent or one of its Affiliates will develop the Fund and its marketing plan prior to the effective date of the Registration Statement in accordance with the provisions of this Section 5.1 and the marketing strategy as described in Exhibit C.

      (b) The General Partner and the Marketing Agent will use their commercially reasonable efforts to commit sufficient resources to finalize the Registration Statement and the governing documents of the Fund and the Fund's service providers, communicate with the Commission to obtain approval of the Registration Statement and communicate with the AMEX to obtain approval of the listing of the Units on the AMEX.

5.2 Post-Launch Activities.

      (a) The General Partner and the Marketing Agent or one of its Affiliates will market the Fund and the Units on an ongoing basis after the Registration Statement is declared effective and the Units have been listed on the AMEX in accordance with the provisions of this Section 5.2.

      (b) Subject to necessary regulatory approvals and compliance with all applicable legal and regulatory requirements, the Marketing Agent and/or its Affiliates shall:

            (i) in good faith, and subject to existing market conditions, use commercially-reasonable efforts to market the Fund; and

            (ii) include oil in strategic and tactical ETF research of the Marketing Agent.

      (c) The Marketing Agent shall provide the General Partner with copies of all written marketing materials distributed by it and its Affiliates connected with the Fund.

      (d) The Marketing Agent shall process orders for Baskets as set forth in the Authorized Purchaser Agreement.

5.3 Joint Reviews.

      (a) In order to oversee the pre-launch development and post-launch performance of the Fund on a regular basis, the parties shall:

            (i) conduct at least once each [MONTH] calendar quarter in which the annual review described in clause (ii) below is not conducted, a review of the performance of the Fund, with such review to include the senior management of the General Partner and the senior management of the Marketing Agent and to cover such topics as asset growth/decline, sales strategy, new business efforts, new product initiatives and stock exchange trading activity; and

            (ii) conduct at least once each calendar year, a review of the overall performance of the Fund, which will include a review of the most recent quarterly period, with such review to include the chief executive officer of the General Partner and senior management of the Marketing Agent and to cover such topics as strategic direction and new business initiatives.

      (b) Prior to each of the [MONTHLY] quarterly and annual reviews which will take place pursuant to this Section 5.3, the General Partner and the Marketing Agent will jointly prepare and circulate among the parties, a report covering the quarterly or annual period which is the subject of each review, with such report to cover such topics described above.

5.4 Information Provided to Marketing Agent. In performing its duties hereunder, the Marketing Agent shall be entitled to rely on and shall not be responsible in any way for information provided to it by the General Partner and its service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Marketing Agent against any liability to the General Partner or the Fund to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

5.5 Conditions to Marketing Agent's Obligations. The obligations of the Marketing Agent hereunder is subject in the Marketing Agent's discretion, to the condition that (i) all representations and warranties and other statements of the General Partner herein or delivered pursuant hereto be true and correct (a) at and as of the date made, (b) at the time of the purchase of the Baskets by the Authorized Purchaser (c) at each time the Registration Statement or the Prospectus is amended or supplemented, (d) at each time the Fund files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings under Rule 12b-25), (e) at each time the Fund issues any Baskets and (f) at such other times the Marketing Agent reasonably requests, in each case as though made at and as of such dates, and the General Partner agrees that all such representations, warranties and other statements are expressly made on and as of such dates (except, in all cases, that such representations, warranties and statements relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) and (ii) the General Partner shall have performed all of its covenants, agreements and obligations hereunder theretofore to be performed in all respects. The respective indemnities, agreements, representations, warranties and other statements by the General Partner set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Marketing Agent or any controlling person of the Marketing Agent, or the General Partner, or any officer or director or any controlling person thereof, and shall survive the execution, delivery, performance and termination of this Agreement.

                                    SECTION 6
                                 INDEMNIFICATION

6.1 Indemnification of Marketing Agent. The General Partner agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees and any Affiliate of the foregoing, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

      (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplement) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Marketing Agent furnished in writing by or on behalf of the Marketing Agent to the General Partner expressly for use in such Registration Statement;

      (b) any untrue statement or alleged untrue statement of a material fact or breach by the General Partner of any representation or warranty contained in Section 2 hereof or in any certificate delivered by the General Partner pursuant to paragraph (p) of Section 4.1 hereof;

      (c) the failure by the General Partner to perform when and as required any agreement or covenant contained herein;

      (d) any untrue statement of any material fact contained in any audio or visual materials provided by the General Partner or based upon written information furnished by or on behalf of the General Partner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Units;

      (e) the Marketing Agent's performance of its duties under this Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent; provided, however, that the indemnity agreement contained in clause (a) above with respect to any amended Preliminary Prospectus shall not inure to the benefit of the Marketing Agent (or to the benefit of any person controlling the Marketing Agent) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Units which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission in any case where the Marketing Agent was required to send or give a copy of the Prospectus to such person by the 1933 Act, the General Partner had notified the Marketing Agent of the amendment or supplement prior to the sending of the written confirmation of sale and the Marketing Agent failed to send or give a copy of the Prospectus to such person, unless the failure is the result of noncompliance by the General Partner with paragraph (c) of
            Section 4.1 hereof.

            In no case is the indemnity of the General Partner in favor of the Marketing Agent and such other persons as are specified in this
            Section 6.1 to be deemed to protect the Marketing Agent and such persons against any liability to the General Partner or the Fund to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

            If any action, suit or proceeding (each, a "Proceeding") is brought against the Marketing Agent or any such person in respect of which indemnity may be sought against the General Partner pursuant to the foregoing paragraph, the Marketing Agent or such person shall promptly notify the General Partner in writing of the institution of such Proceeding and the General Partner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the General Partner shall not relieve the General Partner from any liability which they may have to the Marketing Agent or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Marketing Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent or of such person unless the employment of such counsel shall have been authorized in writing by the General Partner in connection with the defense of such Proceeding or the General Partner shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the General Partner (in which case the General Partner shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the General Partner and paid as incurred (it being understood, however, that the General Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

            The General Partner shall not be liable for any settlement of any Proceeding effected without the General Partner's written consent but if settled with the General Partner's written consent, the General Partner agrees to indemnify and hold harmless the Marketing Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

6.2 The Marketing Agent agrees to indemnify, defend and hold harmless each of the Fund, the General Partner and its partners, unitholders, members, directors, officers, employees and any person who controls the General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the General Partner any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Marketing Agent to the General Partner expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Marketing Agent will also indemnify the General Partner as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Marketing Agent's performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the General Partner. In no case is the indemnity of the Marketing Agent in favor of the General Partner to be deemed to protect the General Partner and such persons against any liability to the Marketing Agent to which the General Partner would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against the General Partner or any person referred to in the preceding paragraph in respect of which indemnity may be sought against the Marketing Agent pursuant to the foregoing paragraph, the General Partner or such person shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability which it may have to the General Partner or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The General Partner or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the General Partner or such person unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the General Partner and any such person from and against any loss or liability by reason of such settlement.

Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

6.3 The indemnity agreements contained in this Section 6 and the covenants, warranties and representations of the General Partner contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Marketing Agent, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Marketing Agent within the meaning of Section 15 of the 1933 Act or
Section 20 of the Exchange Act, or by or on behalf of each of the General Partner, the Fund, their partners, stockholders, members, directors, officers, employees or any person who controls the General Partner or the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Units. The General Partner and the Marketing Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the General Partner, against any of the General Partner's officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

                                    SECTION 7
                                    DURATION

7.1 Duration. This Agreement shall become effective on the date hereof and continue for an initial term of ______ (__) years from the date of this Agreement and will include any renewal term of this Agreement and will last until the expiration of this Agreement or the earlier termination of this Agreement in accordance with its terms (the "Term"). This Agreement will automatically be renewed for successive _____ (_) year periods unless, no later than thirty (30) calendar days prior to the end of the then-current Term, either the Marketing Agent, on the one hand, or the General Partner, on the other hand, elects to terminate this Agreement by delivering written notice thereof to the other party. Notwithstanding the foregoing, this Agreement may be terminated by any party upon written notice to the other parties if (a) the Fund is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver, provided that the General Partner may not terminate this Agreement pursuant to this provision if the event relates to the General Partner or the Fund or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of ninety (90) days after notice by the non-breaching party to the breaching party of such breach.

                                    SECTION 8
                                 CONFIDENTIALITY

8.1 Confidentiality.

      (a) The General Partner and the Marketing Agent shall during the Term and for one (1) year thereafter maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without first obtaining the other party's consent in writing, any and all Confidential Information (as defined below) such party receives from the other party; provided, however, that either party may disclose Confidential Information received from the other party to those of its Representatives as may be necessary for such party to carry out its obligations under this Agreement.

            "Confidential Information" shall mean all information or data of a party that is disclosed to or received by the other party, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to such party's business or operations, research and development, marketing plans or activities, or actual or potential products.

      (b) Notwithstanding the provisions of this Agreement to the contrary, a party shall have no liability to the other party for the disclosure or use of any Confidential Information of the other party if the Confidential Information:

            (i) is known to such party at the time of disclosure other than as the result of a breach of this Section 8 by such party;

            (ii) has been or becomes publicly known, other than as the result of a breach of this Section 8 by such party, or has been or is publicly disclosed by the other party;

            (iii) is received by such party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or

            (iv) is required to be disclosed by Law or similar compulsion or in connection with any legal proceeding, provided that such party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required and, except to the extent prohibited by Law, such party shall reasonably cooperate with the other party (at the expense of the other party) in seeking a protective order or other suitable confidentiality protections.

      (c) The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 8 may cause irreparable and material loss and damage to the other party which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which the non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 8.

      (d) Each party agrees that it will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the other party as it uses for its own Confidential Information of a similar nature. Each party shall promptly notify the other party in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the other party which may come to such party's attention.

      (e) Upon the termination of this Agreement, if requested in writing by the other party, each party shall, at such party's option, promptly destroy or return to the other party all Confidential Information received from the other party, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.

                                    SECTION 9
                                  MISCELLANEOUS

9.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the indemnities referred to in this Agreement and their respective successors and assigns.

9.2 Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contain all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

9.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

9.4 Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

9.5 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

9.6 Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.7 Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   if to General Partner, to:

            Victoria Bay Asset Management, LLC
            c/o Nicholas D. Gerber
            P.O. Box 6919
            Moraga, CA  94570

      (b)   if to the Marketing Agent, to:

            ALPS Mutual Funds Services, Inc.
            [or its registered broker-dealer affiliate]
            1625 Broadway, Suite 2200
            Denver, CO 80202
            Attention: General Counsel

      All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

9.8 Governing Law; Jurisdiction.

      (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

      (b) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 9.8 shall survive any termination of this Agreement, in whole or in part.

9.9 No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the General Partner or the Fund, on the one hand, and the Marketing Agent or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

9.10 Force Majeure. Neither party will be liable to any other party for any delay or failure to perform its obligations under this Agreement (except for the payment of money) if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any Governmental Entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

9.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

9.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

9.13 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

VICTORIA BAY ASSET MANAGEMENT, LLC

By:
    ------------------------------------
Name:
Title:

ALPS MUTUAL FUNDS SERVICES, INC.
[or its registered broker-dealer affiliate]

By:
    ------------------------------------
Name:
Title:

                                    EXHIBIT A
                     FORM OF AUTHORIZED PURCHASER AGREEMENT

                                    EXHIBIT B
                FORM OF SUTHERLAND, ASBILL & BRENNAN LLP OPINION

                                [TO BE PROVIDED]

                                    EXHIBIT C
                              MARKETING STRATEGY OF
                        ALPS MUTUAL FUNDS SERVICES, INC.
              [OR ITS REGISTERED BROKER-DEALER AFFILIATE] ("ALPS")

ALPS agrees to carry out the following duties.

      (a)   ALPS senior management will:

            - develop an overall strategic sales and marketing plan with the national accounts manager, the Fund and the General Partner.

            -     Supervise sales related activities.

            -     Participate in field sales activities.

      (b) ALPS will provide a dedicated National Accounts Manager on a full-time basis who will:

            -     Implement a tactical sales strategy.

            -     Establish home office contacts with targeted broker/dealers.

            -     Develop product education presentations.

            - Conduct product education presentations with fee based financial advisors.

            -     Attend major fee based advisor conferences.

      (c)   ALPS will provide two shared External Wholesalers who will:

            - Assist the National Accounts Manager in implementing the tactical sales strategy.

            - Establish regional relationships with wire houses and fee based advisors.

            -     Deliver product education presentations.

            - Conduct product education presentations with wire house brokers and fee based financial advisors.

            -     Attend major fee based advisor conferences.

      (d)   ALPS will provide one shared Internal Wholesaler who will:

            - Support National Accounts Manager's and Wholesaler's field activities.

            -     Telemarket to independent financial planners.

            -     Coordinate conference participation.

            -     Attend various conferences.

      (e)   ALPS will provide resources from its call center to:

            - Place outbound follow-up calls on 100% of phone and internet requests for information.

            - Receive creation/redemption calls and communicate with authorized purchaser, advisor and the custodian.

            -     Transfer "hot" advisor leads to Internal Wholesaler.

            -     Support dedicated Fund toll-free line for advisors.

      (f)   ALPS will provide marketing staff to:

            - Write, design and produce NASD approved sales and marketing materials.

            -     Create NASD approved seminars and product presentations.

            - Coordinate advisor specific advertising with advertising agency.

            -     Manage marketing budget.

            -     Create and maintain website.

                                    EXHIBIT D

                          UNITED STATES OIL FUND, L.P.
                              OFFICER'S CERTIFICATE

The undersigned, a duly authorized officer of Victoria Bay Asset Management, LLC, a Delaware limited liability company (the "General Partner"), and pursuant to Section 13(d) of the United States Oil Fund, L.P. Marketing Agent Agreement (the "Agreement"), dated as of ___________, 2005, by and between the General Partner and ALPS Mutual Funds Services, Inc. [or its registered broker-dealer affiliate] ("Marketing Agent") hereby certifies that:

1. Each of the following representations and warranties of the General Partner is true and correct in all material respects as of the date hereof:

      (a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the General Partner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Purchaser and furnished in writing by or on behalf of the Authorized Purchaser to the General Partner expressly for use in the Registration Statement or such Prospectus; and neither the General Partner nor any person known to the General Partner acting on behalf of the Fund has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

      (b) the Fund has been duly formed and is validly existing as a commodity pool under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, the Marketing Agent is authorized to issue and deliver the Baskets to the Authorized Purchaser;

      (c) the General Partner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

      (d) the General Partner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Fund is not required to so qualify in any jurisdiction;

      (e) the outstanding Units have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

      (f) the Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders;

      (g) this Agreement has been duly authorized, executed and delivered by the General Partner and constitutes the valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with its terms;

      (h) the General Partner is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Units to the Authorized Purchaser hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the General Partner, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner is a party or by which, respectively, the General Partner or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the General Partner or the Fund;

      (i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Baskets to the Authorized Purchaser hereunder or the consummation by the General Partner or the Fund of the transactions contemplated hereunder other than registration of the Units under the 1933 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered;

      (j) except as set forth in the Registration Statement and the Prospectus
(i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the General Partner on behalf of the Fund or the Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;

      (k) each of the General Partner and the Fund has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the General Partner is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the General Partner;

      (l) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

      (m) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the General Partner or the Fund, or any of the General Partner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

      (n) Eisner, LLP whose report on the audited financial statements of the Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

      (o) the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

      (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the General Partner or the Fund, (ii) any transaction which is material to the General Partner or the Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the General Partner or the Fund, which is material to the Fund, (iv) any change in the Units purchased by the Authorized Purchaser or outstanding indebtedness of the General Partner or the Fund or (v) any dividend or distribution of any kind declared, paid or made on such Units;

      (q) the Fund is not and, after giving effect to the offering and sale of the Units, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

      (r) except as set forth in the Registration Statement and the Prospectus, the General Partner and the Fund own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property");

            (i) to the knowledge of the General Partner or the Fund, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the General Partner or the Fund;

            (ii) to the knowledge of the General Partner or the Fund, there is no infringement by third parties of any Intellectual Property;

            (iii) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the General Partner or the Fund's rights in or to any Intellectual Property, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim;

            (iv) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property as to which the General Partner and the Fund have no knowledge of any such pending or threatened claims, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim;

            (v) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others that the General Partner or the Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim; and

            (vi) to the knowledge of the General Partner or the Fund, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and

      (s) all tax returns required to be filed by the General Partner have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Fund as of the date of this Agreement;

      (t) the General Partner has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the General Partner or any other party to any such contract or agreement;

      (u) on behalf of the Fund, the General Partner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Fund, is made known to the General Partner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Fund, the General Partner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Fund's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Fund's internal controls; any material weaknesses in internal controls have been identified for the Fund's auditors;

      (w) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the General Partner believes to be reliable and accurate, and the General Partner has obtained the written consent to the use of such data from such sources to the extent required; and

      (x) neither the General Partner, nor any of the General Partner's directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units.

      For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof, the term "Preliminary Prospectus" shall mean the preliminary prospectus dated [______], 2005 relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units, and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

2. Each of the obligations of the General Partner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the General Partner on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the General Partner, subscribed my name this ___ day of ________, 2005.

                                        By:
                                           _____________________________________
                                           Name:
                                           Title:

I, _______________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the General Partner, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                        By:
                                           _____________________________________
                                           Name:
                                           Title: